Exhibit 32.1

Certification of the President and Chief Executive Officer

Pursuant to 18 U.S.C. Section, as adopted pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

I, Bowen S. Diehl, President and Chief Executive Officer of Capital Southwest Corporation, certify that, to my knowledge:

1.

The Form 10-Q for the quarter ended December 31, 2016, filed with the Securities and Exchange Commission on February 7, 2017 (“accompanied report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the accompanied report fairly presents, in all material respects, the consolidated financial condition and results of operations of Capital Southwest Corporation.

Date: February 7, 2017	By:	/s/ Bowen S. Diehl
Bowen S. Diehl
President and Chief Executive Officer